Exhibit 10.1

Dated        2nd August      2011

SEAN KEENAN, EAMON REAY, TOM HOGAN AND EUGENE DEVANEY

 Lessor

DELCATH SYSTEMS LIMITED

Lessee

LEASE

19 Mervue Industrial Estate
Mervue
Galway

LEWIS C. DOYLE & CO.
Solicitors
Augustine Court
St. Augustine Street
GALWAY.

REF:       NF. 59954(M268.2)

(AC#4196077  9.DOC)

Stamp Certificate

Document ID :	110054135W		Date Issued: 08/08/2011
Stamp Certificate ID :	11-0124755-DD3B-020811-F		Notice Number:60699897-02230M
Duty:	€ 1,544.50
Total:	€ 1,544.50
Date of Execution of Instrument:	02/08/2011

Parties From:	EUGENE DEVANEY
THOMAS GERARD HOGAN
EAMONN REAY
SEAN KEENAN
Parties To:	DELCATH SYSTEMS LTD.
Property	19 Mervue Industrial Estate, Mervue
	Non Residential: Rent: € 153,292.00	Duty: € 1,532.00
Rent Review: € 12.50

THIS INDENTURE  made the  2nd  day of   August  2011

BETWEEN: SEAN KEENAN, EAMON REAY, TOM HOGAN AND EUGENE DEVANEY all of Mervue Business Park, Mervue Galway, trading as the "MBP Co-Ownership Group" (hereinafter called  "The  Lessor")  of  the  One  Part  and  DELCATH   SYSTEMS LIMITED   of  Arthur  Cox Building, Earlsfort Terrace, Dublin 2 (hereinafter called "The Lessee") of the Other Part.

WITNESSETH AS FOLLOWS:

1.         DEFINITIONS AND INTERPRETATION

1.1	In this Lease unless the context otherwise requires the following expressions have the meaning assigned to them respectively that is to say:-

"LESSOR" shall where the context so admits include the Reversioner for the time being immediately expectant on the Term hereby granted.

"LESSEE"shall include the Lessee's successors in title and assigns.

"DEMISED PREMISES" means the premises more particularly described in the First Schedule hereto and shall be deemed to include the fixtures, fittings and rights hereby demised subject to and with the benefit of the rights and easements set out in the Second and Third Schedules.

"PLANNING ACTS" means the Planning and Development Acts 2000 to 2010 and any Act or Acts for the time being in force amending or replacing the same and any orders regulations or directions issued under or by virtue of the said Acts for the time being in force or replacing the same

"INSURED RISKS" means all or any loss or damage or prospective loss or damage by fire, flooding, water, storm, tempest, lightning, explosion, earthquake, weather conditions, impact of aircraft and articles dropped therefrom and such further risks or perils to or in connection with the Demised Premises and the fixtures and fittings thereof together such reasonable fees, expenses, charges and monies of and incidental to the rebuilding and/or reinstatement or  loss (whether total or otherwise) of the Demised Premises or any part thereof as the Lessor may from time to time reasonably deem it desirable to insure against including but not by way of limitation:-

(a)	Loss of two years rent from time to time payable out of the Demised Premises.

(b)	All expenditure or anticipated expenditure in the demolition and clearance of the Demised Premises.

(c)
A sum equivalent to fifteen per cent ofthe  full replacement and reinstatement value of the Demised Premises in respect of Architects, Quantity Surveyors Engineers, and other professional and Consultancy fees.

1.2	Words importing the masculine gender only include the feminine gender.

1.3
Words importing the singular number only include the plural number and vice versa and where there are two or more persons included in the expressions the "Lessor" or the "Lessee" shall be deemed to be made by such persons jointly and severally.

1.4
Any reference to a statute or statutes (whether specifically specified or not) or to any sections sub-sections therein shall include any amendments or re-enactments thereof for  the  time  being  in  force  and  all  Statutory  Instruments,  Orders,  Notices,

Regulations,  Consents  and  Directions  for  the  time  being  made,  issued  or  given thereunder or deriving validity therefrom.

1.5
Notwithstanding  any  provisions to the contrary  contained  in this Lease, the parties hereby expressly  agree that any rights conferred  on the Lessor to have access to or entry  upon  the  Demised  Premises  shall  be construed  as  extending  to  such  other persons as may from time to time be properly authorised by the Lessor in writing, including agents and professional advisors and the Lessor in turn hereby covenants to ensure that any parties exercising such rights shall:

(a)	use all reasonable endeavours to do so outside the Lessee's normal business hours;

(b)
ensure that as little damage or disturbance  is done to the Demised Premises or any fixtures or fittings therein or any goods thereat and as little inconvenience is caused to the Lessee's  business as is reasonably practicable;

(c)	only resort to the Demised Premises where the purpose of the proposed entry cannot otherwise be practically and conveniently effected;

(d)
effect any works in accordance with good building practice and in substantial compliance   with  all  relevant  consents,  such  works  to  be  carried  out  by persons carrying or covered by an appropriate level of public liability and employer's liability insurance;

(e)	make good without delay any damage to the Demised Premises that may be caused by such exercise; and

(f)	give the Lessee no less than 72 hours prior notice in writing in respect of inspection and no less than 10 working days notice in respect of any works (except in the case of emergency).

1.6	Each covenant by the Lessee not to do any act or thing shall be deemed to include a covenant not to knowingly permit or suffer that act or thing to be done.

2.	DEMISE HABENDUM AND REDDENDUM

In consideration  of the rent and covenants on the part of the Lessee hereinafter reserved and contained the Lessor hereby demises unto the Lessee ALL THAT the Demised Premises TO HOLD the Demised Premises subject as aforesaid unto the Lessee from 2nd August 2011 (the "Term Commencement Date") to 1st August 2021 (hereinafter referred to as the "Term")  YIELDING  AND PAYING  therefore during the said term unto the Lessor the following yearly rents plus VAT (if applicable)  clear of all deductions  by equal quarterly payments  in advance  on the  1st of July,  October, January and April of each year of  this demise:

(a)        Year 1 - €1 06,051.00

(b)        Year 2- €134,974.00

(c)        Year 3 - €159,076.50

(d)        Year 4- €183,179.00

(e)        Year 5 - €183,179.00

(f)
Year 6 to 10 inclusive from and including  the Review  Date (as  hereinafter defined) such yearly rent as becomes payable pursuant to the Fourth Schedule hereof,  and  in  every  case  the  same  is  to  be  paid  by  standing  order  or otherwise in the manner notified from time to time by the Lessor

PROVIDED  ALWAYS  that  in the  event  of  the  said  rent  or  any  monies  payable hereunder or any part thereof being in arrear for more than 14 days the  Lessee shall pay interest thereon calculated  on a daily basis at a rate of four per cent per annum above the three months European Inter Bank Offer Rate as quoted  by the European Central Bank or if there shall be no such rate the corresponding  or nearest appropriate rate thereto  at the date  upon which the said sums  fall due or become payable or  if there shall be no such rate at the rate per centum per month which shall exceed by one half per centum per month the monthly rate of interest for the time being chargeable under Section 1080 of the Taxes Consolidation  Act, 1997 (or such other monthly rate of interest as may from time to time be chargeable  upon arrears of tax)from the date on which it becomes payable until the date payment is made.

AND ALSO YIELDING AND PAYING from time to time the following  additional sums (hereinafter referred to as "the additional sums") that is to say:-

(a)
such sum  or sums  as shall  be equal  to the amount  which  the  Lessor  may expend  in effecting  and  maintaining  the  insurance  (but  not  plate  glass  or double glazing insurance) of the Demised Premises against the Insured Risks such sum or sums to be paid within 14 days of written demand. The Lessee shall be entitled to inspect the Policy of the Insurance obtained by the Lessor in respect of the Insured Risks as often as shall be reasonably necessary but in any event at least once in every year throughout the Term (the "Insurance Premium").

(b)
all   rates   (including  water   rates)   taxes,   duties,   charges,   assessments, impositions and outgoings whatsoever whether Parliamentary, Municipal Parochial  Local or of any other description  now or hereafter to be assessed, charged  or imposed  upon or payable  in respect of the Demised  Premises or any part thereof  PROVIDED THAT the Lessee shall not be responsible for any  pre-existing  liabilities  in this  regard  which  have  accrued  prior to  the Term Commencement  Date and PROVIDED  FURTHER  THAT  it is agreed between the parties that the following abatements shall apply regarding rates, insurance  premiums  and annual  service  charge  (if any)s  payable  hereunder during the Term:

(i)	Year I - 50% reduction in rates, Insurance Premium and annual service charge (if any)

(ii)	Year 2 - 35% reduction in rates, Insurance Premium and annual service charge (if any)

(iii)	Year 3 - 20% reduction in rates, Insurance Premium and annual service charge (if any)

(iv)	Year 4 - I 0% reduction in rates, Insurance Premium and annual service charge (if any)

There shall be no further reductions for the remainder of the Term unless otherwise agreed  by the parties and the Lessee shall pay all of the rates, the Insurance Premium and annual  service  charge (if any) for the remainder  of the Term without reduction.

3.	THE LESSEE HEREBY COVENANTS WITH THE LESSOR AS FOLLOWS:-

3.1	To pay the rent hereby reserved and the additional sums at the times and in the manner aforesaid.

3.2
To pay for all gas, electricity, and water consumed  on the Demised Premises and to observe and perform at the Lessee's expense all present and future regulations and requirements  of the gas electricity  and water supply Authorities  PROVIDED THAT the Lessee shall not be responsible for any pre-existing liabilities in this regard which have accrued prior to the Term Commencement  Date.

3.3

(a)
Henceforth  from  the Term  Commencement  Date  to comply  in all  respects with  the  provisions  of  every  enactment  (which  expression  in  this  clause includes every Act of Parliament or of the Oireachtas  already or hereafter to be  passed  as  well  as  every  instrument  regulation  and  bye-law  already  or hereafter to be made thereunder)  and every notice or order or proposal for a notice or order or licence, consent, permission or direction given or made thereunder so far as the same shall relate to or affect the Demised Premises or the user thereof  any fixtures,  machinery,  plant or chattel for the time being fixed thereto or placed thereon and to execute all works which under any enactment shall be required to be executed upon the Demised Premises PROVIDED THAT the Lessee shall not be responsible for any pre-existing liabilities in   this    regard    which    have    accrued    prior   to    the    Term Commencement  Date.

(b)
Within 14 days of the receipt by the Lessee of the same, to supply a copy to the Lessor of any notice or order or proposal for a Notice or Order or Licence consent,  permission  or  direction  given  or  made  under  any  enactment  or otherwise  and  relating  to  the  Demised  Premises  and to  permit  the  Lessor (subject  to observance  the  provisions  of clause  1.5 of  this Lease)  to enter upon   the   Demised   Premises   to   inspect   the   same   for   any   purpose   in connection  with  any  such  enactment  or  any  such  Notice,  Order,  proposal licence consent, permission or direction as aforesaid.

(c)
At the request and cost of the Lessor, to join with the Lessor in making any objection,  representation,  or  appeal  in  respect  of  any  such  Notice,  Order Proposal  or  direction  as  aforesaid  or  any  refusal  of  or condition  imposed under any such Licence, consent or permission as aforesaid SAVE where any such objection, requisition or appeal is not in the best interests of the Lessee (acting reasonably).

3.4

(a)
To repair, maintain and keep the interior of the Demised Premises and every part thereof, together with all drains and other pipes, lights, signs, electric installations, sanitary and water apparatus and all other apparatus, to include the air handlers and air conditioners (if any) exclusively serving the Demised Premises  in  good  order,  repair  and  condition  (usual  wear  and  tear  being excepted)  and in the like condition  to yield up the same at the expiration  or sooner determination of the demise

PROVIDED ALWAYS  that  the  Lessee  shall  not  be  liable  for  damage caused by any of the Insured Risks or the Uninsured Risks (as hereinafter defined)  unless the relative  policy or  policies of insurance  shall  have  beerendered  void  or  voidable or  payment of  the  whole  or  any  part of  the insurance moneys in respect thereof shall have been refused in consequence of some wilful and knowing act or default on the part of the Lessee or the employees, servants, agents, licensees or invitees of the Lessee

PROVIDED  THAT nothing in this Lease shall oblige the Lessee to put the Demised Premises into a better state of repair than exists at the Term Commencement Date as evidenced by the Schedule of Condition annexed to this Lease, including incurring any expenditure on the renewal and/or for replacement of items or elements of   the Demised Premises (including plant and equipment) where as a consequence of such expenditure the Demised Premises would be in a better state of repair or condition than that described in the Schedule of Condition.

(b)
The Lessor and the Lessee hereby agree that (save where the reason for the replacement being required is due to an act or default of the Lessee) in the event  that  any  of  the  Lessor's   plant,  machinery,  fixtures,  fittings  or equipment in the Demised Premises become beyond economic repair and therefore require to be replaced, the reasonable and properly vouched cost of (i) the removal of the defunct piece of plant, machinery, fixture, fitting or equipment, (ii) the purchase of the replacement and (iii) the installation of such replacement in the Demised Premises, shall be borne equally between the parties on a 50/50 basis.

(c)	The Lessee covenants to paint the interior of the Demised Premises at the end of every third year of the Term.

3.5
To keep the Demised Premises clean and tidy and free from deposits of materials or refuse and not to bring or keep or suffer to be brought or kept on the Demised Premises any dump or rubbish or scrap heap or anything which is unclean, unsightly, noisome, or offensive to it or its environs but so often as it shall be necessary or desirable to remove from the Demised Premises all such material, refuse, rubbish and scrap which may accumulate or be there PROVIDED  ALWAYS  that if the Lessee does not comply with this covenant within a period of 14 days of being so notified the Lessor may (without prejudice to its other remedies under this Lease or otherwise) remove any such material, refuse, rubbish, or scrap and the Lessee shall pay to the Lessor the reasonable and properly vouched cost of the same within 21 days of written demand.

3.6
Not any time during the said Term without the previous consent in writing of the Lessor (such consent not to be unreasonably withheld, conditioned or delayed) and except in accordance with Plans, elevations, sections and specifications previously submitted to and approved by the Lessor, to erect any additional building upon the Demised Premises  nor to  make or  suffer to  be made any  alteration or  addition whatsoever in or to the Demised Premises or remove or injure or suffer to be removed or injured any of the principal walls, windows, timbers, girders, iron or steel work, ceilings, roofs, floors, tiles, thereof or make any alterations in the Plan or elevation of any of the buildings for the time being in or on the Demised Premises either internally or externally nor to erect any poles, masts or wires on or from the Demised Premises PROVIDED  THAT  the Lessee shall be permitted to make internal, non-structural alterations to the  Demised Premises without the  need for obtaining the  Lessor's consent. The Lessor may as a condition of giviflg any consent under this clause require the Lessee to enter into such reasonable covenants with the Lessor as the Lessor shall require in regard to the execution of any alteration or addition to the Demised Premises and the reinstatement thereof at the determination of the lease or otherwise. In connection with any application for the Lessor's  approval or consent under this clause, the Lessee shall pay the Lessor's Architects and/or Surveyors reasonable and properly vouched costs relating thereto, regardless of whether or not consent is granted

3.7
Not to give permission for any new window, lights, opening, doorway path, passage, drain or other encroachment or easement to be made into, against or upon the said Demised Premises which might be or grow to be an annoyance or inconvenience to the Lessor and in case any such window, light, opening, doorway, path, passage, drain or other encroachment or easement shall be made or attempted to be made to give immediate notice thereof to the Lessor upon becoming aware of same and at the request and cost of the Lessor adopt such means as maybe reasonably required or deemed proper by the Lessor for preventing any such encroachment or the acquisition of any such easement.

3.8
Not to place or affix to the front of the Demised Premises any water, ventilating, or other pipe and not to alter cover up or change any of the architecture or architectural decorations  or  the  external  colour  of  such  building  or  to  make  any  addition, temporary  or  otherwise  to  the  Demised  Premises either  in  height  or  projection without in every case obtaining the  prior consent in writing of the Lessor (such consent not to be unreasonably withheld, conditioned or delayed).

3.9
Not to  paint, place, attach or exhibit or suffer to be painted, placed, attached or exhibited on the exterior of the Demised Premises or in the interior thereof so as to be visible from the outside any inscription, bill, sign, blind, signboard, fascia or advertisement or other item (except as shall have been previously approved by the Lessor, with such approval not to be unreasonably withheld, conditioned or delayed).

3.10	To keep the Demised Premises in good decorative order repair and condition throughout the Term

3.11
Subject to observance the provisions of clause 1.5 of this Lease and at all times during an emergency, to permit the Lessor with or without its agents, surveyors, workmen and others as the case may be:

(a)
To  enter  and  examine  the  conditions  of  the  Demised  Premises for  any defects, decays, defects wants of reparation to the same for which the Lessee shall be liable hereunder and to give to the Lessee or leave on the Demised Premises notice thereof in writing together with notice of the hours within which repairs and works may be executed and if the Lessee shall not within twenty  one  days  after  such  notice  (or  forthwith  in  case  of  emergency) commence and  proceed diligently with the execution of such  repairs and works  it shall  be lawful for  the  Lessor and  its Contractors, Agents and workmen (but without prejudice to the right of re-entry hereinafter containedr· to enter the Demised Premises and execute all such repairs and works and do such  acts  as  may be necessary  to  comply  with. the  said  notice and  the reasonable and properly vouched costs thereof shall be a debt due from the Lessee to the Lessor

(b)
To enter the Demised Premises for the purpose of taking Schedules or Inventories of fixtures fittings and things in the Demised Premises to be yielded up at the expiration or sooner determination of this demise

PROVIDED THAT the person or persons so entering shall cause as little damage to the Demised Premises as possible and shall make good all damage thereto occasioned by  any  such  entry  without  unreasonable  delay  and  to  the  Lessee's  reasonable satisfaction,  but without payment of  compensation for  any  inordinate annoyance noise, vibration or inconvenience caused to the Lessee or their employees.

3.12
To use the Demised Premises for manufacturing purposes with ancillary offices or otherwise in accordance with planning permission and not without the Lessor's consent in writing, which consent shall not unreasonably be withheld, conditioned or delayed, to use or permit or suffer the same or any part thereof to be used for any other purpose.

           3.13

(a)
Subject as hereinafter mentioned not to mortgage, assign, underlet or part with or share the possession or occupation of the Demised Premises or any part thereof, or suffer any person to occupy or use the Demised Premises or any part thereof as Licensee, or permit any assignment or sub-letting BUT SO THAT NOTWITHSTANDING the foregoing the Lessor shall not unreasonably withhold, condition or delay its consent to an assignment or underletting of the entire of the Demised Premises

PROVIDED THAT the Lessee shall be permitted to sub-let or share occupation of all or any part of the Demised Premises with any related company (meaning any company related to Delcath Systems Limited within the meaning of Section 140(5) of the Companies (Amendment) Act 1990) without having to obtain Lessor's consent SUBJECT ALWAYS to the conditions that in the case of sharing possession of the Demised Premises no relationship of landlord and tenant shall be created or allowed to arise and in the case of a sub-letting where a landlord and tenant relationship exists, a deed of renunciation in respect of any rights of renewal pursuant to Landlord and Tenant legislation shall be executed by the said related company;

(b)
Upon the Lessor consenting to any assignment of the Demised Premises to procure that the assigns enter into a covenant with the Lessor in such form as the Lessor shall reasonably require to pay the rents hereby reserved and perform and observe the covenants on the part of the Lessee herein contained during the residue of the Term hereby granted.

(c)
Upon the Lessor consenting to any under-letting of the Demised Premises or any part thereof to enter into such covenants and procure the sub-tenant to enter into such covenants with the Lessor as the Lessor shall reasonably require in regard to the form and contents of the under-lease or tenancy agreement to be granted or made by the Lessee or otherwise in connection therewith.

(d)
Within one month after any permitted assignment or under-letting of the-· Demised Premises or any part thereof or any devolution of the interest of the Lessee therein or any devolution or creation of any interest in the Demised Premises for which the consent of the Lessor is required, to give notice thereof in writing to the Lessor and to produce to the Solicitors for the time being of the Lessor or to the Lessor the assurance, counterpart, under-lease, Probate and Will, Letters of Administration, Order of Court or other instrument under which such devolution shall have occurred and to pay for the registration fees thereof and also such additional fee as maybe charged for registration by the Superior Lessor.

3.14
To   permit  the   Lessor  during  the   three   months   immediately  preceding   the determination of this demise (whether by effluxion of time  or otherwise) to affix and retain upon any part of the exterior of the Demised Premises a notice for the disposal of the same and to permit persons with written authority from the Lessor or its agents at all reasonable times to view the Demised Premises PROVIDED THAT such notice or sign does not materially interfere with the visibility of the Demised Premises.

3.15	To give notice to the Lessor as soon as reasonably practicable after becoming aware of any notice of claims affecting the Demised Premises or any part thereof.

3.16
To indemnify and keep indemnified the Lessor against any reasonable and properly vouched expenses, costs, claims, demands, damages and other liabilities in respect of the injury to or death of any person or damage to any property arising directly out of the following: -

(a)	The state of repair and condition of the Demised Premises.

(b)	The existence of any alterations thereto or the state of repair or conditions of such alterations.

(c)	The use of the Demised Premises by the Lessee.

(d)	Any work carried out or in the course of being carried out thereto by the Lessee.

(e)	Anything now or hereafter attached to or projecting therefrom.

PROVIDED ALWAYS that the foregoing indemnity shall be limited to the extent that the relevant actions, expenses, costs, claims, damages and other liabilities are the responsibility of the Lessor, management company (if any) or the superior landlord (if any) or are caused by the negligent act or default of the Lessor, the management company (if any) or the superior landlord (if any) or their respect servants or agents AND FURTHER PROVIDED that the Lessor shall use reasonable endeavours to mitigate any loss, claim or other costs in this regard and shall not pay settle or compromise any actions, suits, claims or demands by any third party without the Lessee's prior written consent (not to be unreasonably withheld or delayed).

FOR THE  AVOIDANCE  OF  DOUBT  this  indemnity  will  not  extend  to  any expenses, costs, claims, demands, damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever arising out of the disrepair and condition of the Demised Premises as of the date hereof.

3.17
At the expiration or sooner determination of this demise peaceably and in good and substantial  repair and  condition as aforesaid  (damage  by the  Insured Risks, the Uninsured Risks and fair wear and tear excepted) to surrender and yield up the Demised Premises unto the Lessor together with all fixtures and additions thereto PROVIDED HOWEVER that the Lessee shall not be obliged to remove any of the Lessee's trade fixtures and any fixtures, fittings, materials and things of whatsoever nature installed or fixed on or attached to the Demised Premises by the Lessee in pursuance of a written consent in that behalf given by the Lessor (including, for the avoidance of doubt, the Lessee's original fit out)

PROVIDED FURTHER THAT the Lessee shall not be obliged to reinstate the Demised Premises to any better state of repair or condition than that which exists at the Term Commencement date as evidenced by the Schedule of Condition.

3.18
Not to do or knowingly permit to be done anything in or upon the Demised Premises or any part thereof which may be or become a nuisance, damage, disturbance or danger to the Lessor or the Owners or Lessee or occupiers of adjoining or neighbouring premises.

3.19
Not to permit or knowingly suffer the Demised Premises or any part thereof to be used for an illegal or immoral purpose or for any offensive, disreputable, noisy or dangerous trade, business, Pursuit or occupation or for residential or sleeping purposes.

3.20
Not, without the consent of the Lessor, such consent not to be unreasonably withheld or delayed, to install any machinery on the Demised Premises which shall be noisy or cause vibration or which shall be either dangerous or a nuisance to the Lessor or other occupants or the owners or Lessee or Occupiers of adjoining premises or of neighbouring premises PROVIDED THAT the Lessee is hereby expressly permitted to install such machinery on the Demised Premises which is normally required or used for or in connection with the business or activities carried on by the Lessee from time to time at the Demised Premises.

3.21
Not to do or permit or knowingly suffer to be done any act or things which may render any increased premiums payable for the insurance of the Demised Premises or which may make void or voidable any policy or policies of insurance thereon and (without prejudice to the Lessor's right of action in respect of a breach of the provisions contained in this paragraph) to repay to the Lessor all sums paid by way of increased premiums and all reasonable and property vouched expenses incurred by a direct consequence of a breach of the provisions contained in this paragraph.

3.22
Not  to  knowingly stop  up or  obstruct  or  permit or  suffer  to  be stopped  up or obstructed the drains, sewers, gutters, pipes, channels and water courses of the Demised Premises or of the adjoining premises or to suffer oil, grease or other deleterious substances to enter them.

To indemnify and keep indemnified the Lessor against all and any expenses, costs, claims, demands, damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever arising directly out of:

(a)	The state of repair or condition of the Demised Premises;

(b)	The existence of any alterations carried out by the Lessee thereto or the state of repair or condition of such alterations;

(c)	The user of the Demised Premises;

(d)	Any work carried out or in the course of being carried out to the Demised Premises by the Lessee, its servants or agents or sub-tenants;

(e)	Anything now or hereafter attached to or projecting therefrom;

PROVIDED ALWAYS that the foregoing indemnity shall be limited to the extent that the actions, expenses, costs, claims, damages and other liabilities are the responsibility of the Lessor pursuant to the terms of this Lease or are caused by the negligent act or default of the Lessor or the management company (if any) or their respective servants or agents and shall exclude all loss of profits or other heads of loss that are not reasonably foreseeable by the Lessee AND FURTHER PROVIDED that the Lessor shall use reasonable endeavours to mitigate any loss, claim or other costs in this regard.

3.23	To pay the cost of stamping and registering this Indenture.

3.24
To   use  reasonable   endeavours   to  observe   and   perform   all  the  covenants   and conditions  on the Lessee's  part to be observed and performed  contained  in the Head Lease,   being  the  Lease   made  the   25th day  of   June   1997  between   Industrial Development Agency (Ireland) of the One Part and Multis Limited of the Other Part (other than payment of rent, rates and other outgoings  and the provisions of clauses 14 and 15 of the Second Schedule of the Head Lease PROVIDED THAT in the event of any conflict between the tenns of this Lease and the Head Lease, or in the event of the obligations  under the Head Lease being more onerous than those imposed by this Lease, the tenns of this Lease shall prevail.

4.	THE LESSOR HEREBY COVENANTS WITH THE LESSEE AS FOLLOWS:

4.1
That the Lessee paying the rent hereby reserved and the additional sums hereby made payable and observing and perfonning  the covenants,  conditions  and stipulations  on their  part  herein  contained  shall  peaceably  hold  and  enjoy  the  Demised  Premises during this demise without any interruption by the Lessor or any person rightfully claiming under or in trust for it.

4.2
To  perform  and observe the covenants  on its part under the Head Lease and to use their best endeavours to procure that the Head Lessor and the Management Company (if any) similarly perform and observe the covenants and conditions on the part of the Head Lessor and the Management Company contained  in the Head Lease.

4.3
To effect and maintain at all times throughout  this demise  in an Insurance office of repute   insurance   of  the   Demised   Premises   against   the   Insured   Risks   in  full reinstatement   value  thereof  at  competitive  rates  will  expend  all  monies  received (other than in respect of loss of rent) by virtue of any such insurance in reinstating the Demised  Premises  as soon as is reasonably  possible after the destruction  thereof or any damage thereto.

4.4
The Lessor will be liable for all structural and exterior repairs (including the remedy of any latent or inherent defects) to the Demised Premises unless the same are caused through the wilful act, neglect or default of the Lessee.

5.	PROVIDED ALWAYS IT IS HEREBY AGREED AND DECLARED as follows:

5.1	Notwithstanding and without prejudice to any other remedies or powers herein contained or otherwise available to the Lessor, if any of the following events shall occur:

(a)	If the rent hereby reserved and made payable or any part thereof shall be unpaid for twenty-one days after same shall have become payable and demanded in writing

(b)
In the event of any material  breach, non-performance or non-observance  by the Lessee of any covenant on its part herein or of any proviso or condition herein contained and on its part to be performed and observed

(c)	If the Lessee being a company shall enter into liquidation whether compulsory or voluntary (save only a voluntary liquidation for the purpose of reconstruction of amalgamation)

(d)
If the Lessee being an individual shall (or being more than one individual any one   of   them   shall)   become   bankrupt   or   enter   into  a  composition   or arrangement  with  his creditors  or seek the protection  of the Court or suffer any distress or execution to be levied on his goods

THEN and in any such case it shall be lawful for the Lessor at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely cease and determine but without prejudice to any right of action or remedy of either party in respect of any antecedent breach of the covenants on the other's part therein contained.

5.2
If the Demised Premises or any part thereof(including the access thereto) shall at any time be destroyed or so damaged by any of the Insured Risks so as to be unfit for occupation or use and the relative policy or policies of insurance effected by the Lessor shall not have been vitiated or payment of the policy monies refused in whole or in part due to any act or default on the part of the Lessee then the rent and additional sums hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Demised Premises shall again have been rendered fit for occupation and use and in the case of a dispute as to the proportion or period of abatement the same shall be referred to arbitration in accordance with the clause in that behalf hereinafter contained. If the Lessor is prevented (for whatever reason) from rebuilding or reinstating the Demised Premises within a period of two years from the date of same or destruction, notwithstanding its use of all reasonable endeavours to so reinstate, the Lessor shall be relieved from such obligation and shall be solely entitled to all insurance monies. However, in the event that the Lessor is so relieved from such obligation, the Lessee shall be entitled to recover the cost of any improvements it made to the Demised Premises.

5.3
In such an event, and if this Lease has not already been terminated by frustration, the Lessor or the Lessee may at any time after the expiry of such period of two years by written notice given to the other determine this demise but without prejudice to any claim  by  either  party  against  the  other  in  respect of  any  antecedent  breach of covenant.

5.4
The Lessor shall ensure that in the event of destruction of or damage to the Demised Premises or the access thereto by any Insured Risk insured against as aforesaid all monies paid under or by virtue of any such policy of insurance as aforesaid (except monies received for loss of rent and additional sums (if applicable)) shall as soon as possible be paid out and applied in re-building repairing or otherwise re-instating the Demised Premises (making up any shortfall out of the Lessor's own monies) as aforesaid and the Lessor shall use reasonable endeavours to reinstate the Demised Premises to have substantially the same gross external area as the existing gross external area of the Demised Premises with substantially the same accesses and facilities commensurate with those enjoyed as ofthe date hereof.

5.5
In the event that the Demised Premises is destroyed or damaged by any event or act normally insured against under property reinstatement insurance policies in Ireland, for  premises such as the Demised Premises which  is/are not at the time of said damage actually insured against by the Lessor (save however where the reason the risk is an Uninsured Risk is due to an act or default of the Lessee) or in respect of which the Lessor is unable to obtain insurance (the "Uninsured Risks") which renders the Premises unfit for occupation and use THEN:

(a)
within six (6) months of the date of the damage or destruction in question the Lessor shall give written notice to the Lessee (the "Election Notice") stating whether or not it proposes to rebuild or reinstate the Demised Premises;

(b)
in the event that the Election Notice states that the Lessor does propose to rebuild or reinstate the Demised Premises then for the purposes of this Lease the  damage  caused  by the  Uninsured  Risk  shall  be deemed  to  have  been damage  caused  by an  Insured  Risk  and the  provisions  of clause  5.2 shall apply;

(c)
if the Election Notice states that the Lessor  does  not propose to  rebuild or reinstate the Demised Premises, or if the Lessor  does not serve an Election Notice  within the said  period of six (6)  months, or if the Lessor  serves an Election Notice but the Demised Premises  has not been reinstated within two (2)  years  of  the  date  of  the damage  or  destruction,  or  during  the  last  18 months ofthe Term, within 90 days ofthe date of the damage or destruction, then the Lessee may determine this Lease at any time thereafter by giving one month's  notice in writing to the Lessor;

(d)
the Lessee shall be entitled to the benefit of the provisions of Clause 5.2 in respect of rent and additional sums suspension from the date on which the Demised Premises is damaged or destroyed until the Demised Premises is reinstated  so as to be fit for occupation  and  use or until termination  of the Lease  (whichever  is  the  earlier)  notwithstanding   that  such  destruction  or damage shall not have been caused by an Insured Risk.

6.	PRESCRIPTION

The Lessee shall not be entitled to any right of light and air to the Demised Premises or to any other right or easement whatsoever (other than those hereby expressly granted) which would or  might  restrict  or  interfere  with  the  free  user,  reconstruction,   rebuilding,  extension  or increase of adjoining premises.

7.	NOTICES

In addition to any other prescribed mode of service any notices requiring to be served on the Lessee hereunder shall be validly served if left addressed or sent by ordinary pre-paid post to him (or if there shall be more than one then to any of them) at the Demised Premises or at his or their last known address or addresses in the Republic of Ireland which shall be presumed to be the address herein unless written notice to the contrary is received.

8.	DISPUTE RESOLUTION

If any dispute shall arise:-

(a)	between the parties hereto with regard to the construction or effect of this Indenture or any provision hereof or otherwise in connection with the Demised Premises or

(b)
between  the  Lessee  and  the  Lessor  tenant  or  occupier  of  any  part  of  the Lessors premises relating to any easement or privilege in connection  with the Demised  Premises  and such adjoining  premises and relating to the party or other  walls appertaining  to the Demised  Premises  or to the amount  of any contribution  payable  by the Lessee  or such  Lessee's  tenant  or occupier  of such adjoining premises either in respect of rates or otherwise.

Then and in any such event either of such parties in dispute or difference  as aforesaid  may give notice in writing of such dispute or difference to such other party as the case maybe and each  dispute  or  difference  shall  be and  is hereby  referr,:-ed  to  arbitration  and  to  the  final decision  of an arbitrator  to be appointed  by agreement  between the parties or in default  of such  agreement  by the  President  for  the  time  being  to  the  Incorporated  Law  Society  of Ireland. The award of such Arbitrator shall be final and binding on the parties. The Arbitrator shall have power to determine all matters in dispute which shall be submitted to him of which notice shall have been given as aforesaid. Upon every or any such reference the cost of and incidental to the reference and Award respectively shall be in discretion of the Arbitrator who may determine the amount thereof or direct the same to betaxed as between Solicitor and client or as between party and party and shall direct by whom and to whom and in what manner the same shall be borne and paid. The submission shall be deemed to be a submission to arbitrate within the meaning of the Arbitration Act 2010, and both the submission and any Award to  be  made thereunder  maybe made  a  Rule  or  Order  of  the  High  Court. Any Arbitration held in pursuance of this proviso shall be heard and determined at such venue as the Arbitrator may direct in the Republic oflreland.

9.	BREAK OPTION

9.1	The Lessee may terminate this Lease as of the expiration of the fifth year of the Term, that being 2nd August 2016 ("the Option Date") subject strictly to the following terms and conditions:

(a)
The Lessee shall serve on the Lessor a notice in writing exercising the said right ("the Notice") at least six months prior to the Option Date and in this regard time shall be of the essence. If the Notice is not served within this time limit, then the option to terminate the Lease shall be lost; and

(b)	The Lessee shall continue to be responsible for rent and all outgoings payable on foot of this Lease up to the Option Date.

9.2
The Lessee shall on or prior to the Option Date deliver to the Lessor the original of this Lease, together with all related title documentation, including a release or discharge of all mortgages, charges and other incumbrances affecting the Lessees interest,  whether  registered or  not), and  shall  as  beneficial  owner  deliver  duly executed and stamped transfer or surrender of this Lease and ( if applicable) shall procure the cancellation of its registration in the Land Registry.

9.3	Any such termination shall be without prejudice to any antecedent breach by either the Lessor or the Lessee of any of their respective covenants herein contained

9.4
In the event of the Lessee who first entered into this Lease assigning it with the Lessor's  consent to a third party the provisions contained in this clause shall not apply to such Third Party or any subsequent successors in title thereto.

10.	VAT

10.1
The Lessor hereby exercises its option to tax the  rents payable under this Lease pursuant to  Section  97(1) of  the Value  Added Tax  Consolidation Act  2010, as amended (the "VAT Act") (the "Lessor's Option to Tax"). The Lessee shall pay to the Lessor all VAT on the rents payable and other payments under this Lease following the delivery by the Lessor to the Lessee of a valid VAT invoice.

GUARANTEE

At the request of the Lessee herein and in consideration of the letting hereinbefore contained, DELCATH SYSTEMS, INC. hereby jointly and severally guarantees to the Lessor that the Lessee will at all times duly pay the rent hereinbefore reserved and performed and observe the covenants and agreements on the Lessee's part hereinbefore contained and further that any forbearance or giving of time to the Lessee shall not release us or either of us from liability hereunder and we jointly and severally agree with the Lessor that in the event that at any time during the Term any rent payable under the within Lease Agreement shall at any time be in arrears for fourteen days after the same shall become payable, then and in any such case and as often as the same may happen we or any one of us shall pay the rent so arrear to the Lessor.

Dated the 2nd August 2011

SIGNED for and on behalf of
DELCATH SYSTEMS, INC.
By:	/s/ EAMONN P. HOBBS
EAMONN P. HOBBS
Authorised Signatory

FIRST SCHEDULE

Description of Demised Premises:-

ALL THAT AND THOSE the premises situate at 19 Mervue Industrial Estate, Mervue, Galway and forming part the property comprised in Folio 4609L County Galway, shown outlined in red on the map attached.hereto and including:-

1.	the internal plaster surfaces and finishes of all structural or load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

2.	the entirety of all non-structural or non-load bearing walls and columns therein;

3.	the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the building;

4.
the floor finishes  thereof  and all carpets save that the lower limit of the Demised Premises shall not extend to anything  below the floor finishes except that raised floors and the cavity below them shall be included;

5.
the ceiling  finishes  thereof,  including all suspended  ceilings  (if any) and light fittings save that the upper limit of the Demised Premises shall not extend to anything  above the ceiling finishes except that the cavity above any suspended ceilings shall be included;

6.	all glass in the windows and all doors, door furniture and door frames;

7.	all sanitary and hot and cold water apparatus and equipment therein and exclusively serving same and the radiators (if any) therein and all fire fighting equipment and hoses therein;

8.	all Conduits therein and exclusively serving the same.

BUT EXCLUDING all structural parts thereof.

SECOND SCHEDULE

Easements and Rights granted to the Lessee:

1.
Full right and liberty for the Lessee, its employees, servants and Licenses and invitees (in common with the Lessor and all other persons who now have or shall hereafter have the like right) for purposes of ingress and egress and delivery of goods to and from the Demised Premises from time to time and at all times to pass and repass over the estate roads within which the Demised Premises is located.

2.
The right (in common with the Lessor and lessees ofthe  other parts of the Estate and all other persons entitled thereto) to the uninterrupted passage of water, soils and waste of all kinds, gas, electricity, telephone and other communication systems, telegraphic, fire fighting and fire prevention systems and equipment and other services through and from the gutters, gullies, pipes, drains, sewers, mains, watercourses, channels, trunks, ducts, flues, wires, cables and other conducting media ("Conduits") laid or to be laid on or over, under or through any other parts of the estate or any extension thereof or other contiguous or adjacent lands and premises ofthe  Lessor.

3.
The right (in common with the Lessor and lessees of other parts of the estate and all other persons similarly entitled or authorised) to enter on such parts of the estate (upon giving due notice to any parties affected) for the purpose of repairing any Conduits used in connection with the Demised Premises.

4.
The right (in common with the Lessor and lessees of other parts of the estate and all other persons similarly entitled or authorised) during the Term to pass and re-pass over and use the common parts of the estate for the purpose for which each part is designated by the Lessor from time to time subject to any reasonable regulations governing the use of the common parts.

5.	The rights of support, light and air as are currently enjoyed by the Demised Premises at the date hereof from the remainder of the estate.

THIRD SCHEDULE

Easements and Rights reserved in favour of the Lessor:

1.	The air space above the Demised Premises.

2.
The full, free and uninterrupted  passage and running of water, soil, gas, electricity, telephone and all other services or supply to and from the adjoining  premises and for the benefit of the respective  owners,  Lessees  or  occupiers  for  the  time  being  thereof  through  the  Conduits which are now or may hereafter be in upon over or under the Demised Premises.

3.
Subject to observance  the provisions of clause 1.5 of this Lease, the full and free right and liberty to enter upon the Demised Premises for the purpose of connecting, laying, inspecting, repairing,  cleansing,  maintaining,  amending,  altering  replacing,  relaying  or  renewing  any Conduits  and to erect, construct  or lay in, under over or across the Demised  Premises  any sewers, drains, mains, pipes, wires, cables, holes, fixtures, or other works for the drainage of or for the supply  of water, gas, electricity,  telephone,  heating, steam  and other services  to adjoining  premises PROVIDED THAT the Lessor shall make good all damage or loss to the Lessee on the Demised Premises suffered as a result of the said works.

4.
Subject to observance  the provisions of clause 1.5 of this Lease, the full and free right and liberty to enter upon the Demised Premises in order to build on or into any dividing boundary or party walls or fences on the Demised Premises, subject to all damage thereby occasioned being made good with all convenient speed by the person or persons exercising such right.

5.
Subject  to observance  the provisions of clause 1.5 of this Lease, the full and free right and liberty  to  enter  upon  the  Demised  Premises  in order  to  execute  works  and  repairs  to  the Demised Premises notwithstanding that the access to light and air for the time being enjoyed by the Demised Premises or any part thereof may thereby be temporarily  interfered with PROVIDED HOWEVER that it is hereby expressly agreed that any limitation of the Lessee's right  to  light  and  air  shall  be only  temporary  and  that  the  Lessor  shall  ensure  that  any restriction of the said light and air shall be as little as possible.

6.
Subject  to observance  the provisions of clause 1.5 of this Lease, the full and free right and liberty to enter upon the Demised Premises to view the state and conditions  of and to repair and maintain the adjoining premises, if the works required to be done upon same shall not otherwise  be reasonably  practicable  but subject  to any  damage  thereby  occasioned  to  the Demised  Premises  being made good at all convenient  speed  by the person exercising  such right.

7.
Full and free  right to  build, rebuild  upon or under, alter or develop  or use in any  manner including the erection of scaffolding on any adjoining premises owned by the Lessor or to use the  same  in  any  manner  notwithstanding  that  any  such  building,  rebuilding,  alteration, development or user as aforesaid may temporarily affect or interfere with or diminish the light' coming to the Demised Premises PROVIDED HOWEVER  it is hereby expressly agreed that the limitation  of the Lessee's  right to light and air shall  be temporary  only and the Lessor shall ensure that any restriction of the said light and air shall be as little as possible.

8.	The full and free right of support to the extent now enjoyed by the adjoining premises from the Demised Premises.

FOURTH SCHEDULE

Rent Review

The revised rent referred to in this Lease in respect of each the five year period commencing  on the fifth anniversary of the Term Commencement  Date may be agreed at any time between the Lessor and the Lessee or (in the absence of agreement) be determined not earlier than the fifth anniversary of the Term Commencement  Date (the "Review Date") by applying the provisions set out below.

1.        Definitions

In this Schedule, the following expressions shall have the following meanings:

1.1	''Basic Rent", the rent payable by the Lessee immediately prior to the Review Date;

1.2
"Central Statistics Office", the Central Statistics Office, Ireland or other government department or successor or replacement office, state entity or other entity upon which the duties  in connection  with the Consumer  Price  Index  shall  have devolved  from time to time;

1.3	"Consumer Price Index", the Consumer Price Index (all items) published by Central Statistics Office;

1.4
"President",  the   President   for   the  time   being   of   the   Institute   of   Chartered Accountants  in the Republic of Ireland and includes the duly appointed deputy of the President  or any  person  authorised  by the  President  to  make appointments  on  his behalf;

2.        Rent Review

2.1
The rent reserved  by this Lease shall be reviewed at the Review Date in accordance with the provisions of this Schedule and, from and including the Review Date, the reviewed rent shall equal the revised rent as determined  in accordance with the terms of this Schedule.

2.2	At the Review Date, the Basic Rent shall be adjusted (as more particularly described in Clause 2.3 below) in line with the changes in the Consumer Price Index between:

(a)	the date from which the Basic Rent was reviewed being the preceding Review Date or if there was none the Term Commencement Date;

(b)	Review Date as provided for in Clause 2.3 below.

Such period hereinafter referred to as the "Review  Period".

2.3
Calculation of the revised rent in accordance with the changes in the Consumer Price· Index referred in Clause 2.2 shall be calculated by multiplying the Basic Rent by the "numerical fraction" applicable at the Review Date. The numerical fraction applicable at the Review Date shall be the fraction which shall have as its denominator the index figure which shall have been officially published by the Central Statistics Office for the most recent date or period before the date from which the Basic Rent was reviewed being the preceding Review Date or if there was none the Term Commencement Date for which an index figure was published by the Central Statistics Office for the Consumer Price Index and as its numerator the index figure which shall have been so officially published for the most recent date or period before the Review Date for which an index figure was published by the Central Statistics Office.

For the avoidance of doubt, the formula for calculating the amount of the revised rent on each Review Date for the purposes of Clause 2.3 of this Schedule shall be as follows:

AxB/C

Where

A =     the Basic Rent;

B =      the index figure  which  shall have been  officially  published  by the Central Statistics Offices as the index figure for the Consumer Price Index for the most recent date or period before the Review Date for which an index figure is published.

C =     the  index figure  which shall  have been officially  published  by the Central Statistics Offices as the index figure for the Consumer Price Index for the most recent date or period before the date from which the Basic Rent was reviewed being the preceding Rent Review date or if there was none the Term Commencement  Date for which an index figure was published.

3.	Agreement or Determination of the Revised Rent

3.1
The Lessor shall notifY the Lessee of its calculation  of the revised rent no later than 3 months after each Review Date. In the event that the Lessee does not agree with the Lessor's  calculation  of the revised rent, either party may, by notice in writing to the other, require that the revised rent using the formula  herein contained  be determined by an independent expert such revised rent to be a generally respected measure of the general   change   in  retail  prices.  The   independent   expert   shall  be  a  Chartered Accountant  of  at  least seven  years  standing.  In default  of  agreement  between  the Lessor and the Lessee on the appointment of the Chartered Accountant to act as independent expert, the Chartered Accountant shall be appointed  by the President on the written application of either party.

3.2
The independent  expert for the purposes of all matters  in dispute arising  under this clause  shall  (a)  act  as  an  expert  and  not  an  arbitrator  and  (b)  shall  permit  oral submissions  and (if  he deems appropriate)  written  submissions  to  be made  by the parties hereto and by their advisors and his decision shall be final and binding on the parties. The  costs  of the  independent  expert  shall  be borne  by the  parties  in such manner as the independent expert shall determine.

4.	Interim payments pending determination

In the event that by the Review Date the amount of the reviewed rent has not been agreed or determined  as  aforesaid  (the  date  of  agreement  or  determination   being  herein  called  thp. Determination   Date)  then,   in  respect  of  the  period  (herein   called  the  Interim   Period) beginning with the Review Date and ending on the Determination  Date, the Lessee shall pay to the Lessor rent at the yearly rate payable immediately  before the Review Date and on the Determination  Date, the Lessee shall pay to the Lessor, on demand as arrears of rent or the Lessor shall pay to the Lessee as the case may be, the amount (if any) by which the reviewed rent exceeds or is lower than the rent actually  paid during the Interim Period (apportioned  on a daily basis) together with interest thereon at the Base Rate from the Review Date to the date of actual payment.

5.	Rent Restrictions

In the event of the Lessor being prevented or prohibited in whole or in part from exercising its rights under this clause and/or reviewing the Rent on any of the Review Dates by reason of any  legislation,  government  order  or  decree  or  regulations  or  howsoever  then  the  date  at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter  upon which such right may be exercised  and/or obtained  in whole or in part and when in part on so many occasions as shall be necessary to revise the Rent and if there shall be a partial prevention only there shall be a further review on the first date or dates as aforesaid  notwithstanding  the Rent may have been increased or decreased in part on or since the date of review but in no instance shall the increase or decreased  in Rent be dated back to exceed the statutory  controls on increases or decreases of Rent laid down by law.

6.	Disputes

If  it  becomes  impossible  to  calculate  the  Rent  for  any  Review  Date  by  reference  to  the Consumer  Price Index because of any change in the methods used to compile the Consumer Price Index after the date of this Lease or for any other reason whatever, of if any dispute or question whatever arises between the parties as to the construction  or effect of this schedule, then  the  Rent  for  that  review  period  or  the  disputed  matter  is  to  be determined  by  the independent expert in accordance with Clause 3 above. The independent expert is to have full power to determine, on such dates as he consider appropriate, what the increases or decreases in the Consumer  Price Index would have been had it continued on the basis assumed for the operation of the rent review and in view of the information assumed to be available for it and the independent expert shall obtain all relevant information from the Central Statistic Office.

7.	Memoranda of Reviewed Rent

As soon  as the amount  of any  reviewed  rent  has  been agreed  or  determined,  memoranda thereof shall be prepared by the Lessor or its solicitors and thereupon shall be signed by or on behalf of the Lessor and the Lessee shall be responsible for and shall  pay to the Lessor the stamp duty (if any) payable on such memoranda and any counterparts thereof  but the parties shall each bear their own costs in respect thereof.

8.	Time not of the Essence

For the purpose of this Schedule, time shall not be of the essence.

IN WITNESS WHEREOF the Lessor and the Lessee have set their hands and affixed their Seals all the day and date first herein written.

SIGNED and DELIVERED as a Deed
By THE LESSORS
In the presence of:-
/s/ SEAN KEENAN
SEAN KEENAN
illegible
/s/ EAMON REAY
EAMON REAY

/s/ TOM HOGAN
TOM HOGAN

/s/ EUGENE DEVANEY
EUGENE DEVANEY

PRESENT when the Commons Seal
of THE LESSEE was affixed hereto
And this Deed was delivered:
/s/ Peter J. Graham
DIRECTOR

/s/ EMMA HEDLEY
For and on Behalf of Bradwell United
COMPANY SECRETARY

Design, Planning & Fire Certification, Surveying & Project Management Commericial & Residential, Retail, Health Care. Kevin Hough, Managing Director 13 Grattan Court Fr. Griffin Road Galway
Phone: +353 (0) 91 448 655	Fax: +353 (0) 91 448 646	Mobile: +353 (0) 86 263 0136	Email: info@abd.ie	Web: www.abd.ie

Delcath Systems
Unit 19
IDA Business & Technology Park
Mervue
Galway
Ireland.

Date:	Wednesday, 29 June 2011

Re:      CONDITIONAL SURVEY OF PROPERTY AT
UNIT 19, IDA BUSINESS & TECHNOLOGY PARK, MERVUE, GALWAY, IRELAND
DELCATH SYSTEMS INC:

Our Ref.                   Flles/700/DS/...

Instructions, Limitations and General Preamble:

We report that we carried out a survey at the above property on Wednesday, 29 June 2011, as per emailed instructions  and our standard conditions  of engagement.

This report shallbe for the private and confidential use of our client for whom the report is undertaken and must not be reproduced in whole or in part or relied upon by a third party without the agreement of the architect.

We will not be responsible to third parties who obtain, by any means, a copy of this report and act upon the information contained therein.

Whilst every care has been taken in completing our survey and report, the investigations have been non destructive in nature and therefore we are unable to report upon matters that are concealed at the time of the inspection, and the following assumptions have had to be made:

That high alumna cement (HAC), concrete or calcium chloride additive or other deleterious materials or techniques were not used when the original property or any subsequent additions were built.
That any wall ties that exist are not perished.
That your solicitor's  or regal advisor's  search will prove that the property is not subject to any unusual covenants, Local Authority restrictions, or onerous restrictions imposed by others, encumbrances or outgoings  and that good title can be shown.
That future inspections of any hidden part of the structure which have not been inspected during this survey will not reveal material defects, or cause the surveyor  to alter materially the conclusions drawn at the end of this report (if applicable).

We have not inspected woodwork or other parts of the structure which are not uncovered, unexposed or are inaccessible and we are therefore unable  to report that the property is free from defect; however, we have done our best to draw conclusions about the construction from surface evidence visible at the time of our inspection.We have not inspected the wall cavities or wall ties. It was not possible to fully examine the floors in areas which were tiled. Corners of carpets were lifted where possible and isolated areas examined. No pressure smoke or other tests have been applied to the drains.

The survey commenced at approximately 10:00 a.m. The earty weather conditions were sunny, dry and calm with some heavy  showers later in the day. References to left and right are made standing facing the front of the building.
This report should  be read in conjunction with our photographic record: DSCF2959- DSCF3063 [204MB].

Access Building Design Ltd.	Registered in Ireland No. 301972	VAT No. E63219721	Directors: Kevin Hough	Dlp. Arch. Ech. Eleanor Hough MSc

The Property in General:

The property is situated in the IDA Business and Technology Park between the Monivea Road and the Tuam Road.Unit-19, this building, was constructed in the late 1960's and early 1970's as part of a series of starter industrial units.It is the last in a series of nine similar units which have housed companies such as Digital, Nortel and Avaya. Abbott Vascular Ireland were the most recent tenants of this building. They carried out extensive refurbishment throughout installing clean rooms, gowning rooms, canteen and other ancillary  facilities. There is a small landscaped bed along the width of the building in front of which there are eight dedicated parking spaces. The dedicated parking and drop-off zone to the rear of the building has been cordoned  off with galvanized steel fencing.

The overall area of the building and yards is roughly 1,800m2 [19,370sq.ft].

The site itself and surrounding  lands are level. The front of the building faces north east.

Accommodation:

Entrance Lobby and Reception
Canteen
Toilet Facilities
Cleaner’s Store
Comms Room
Locker Room
Gowning Room: Class 100,000
Large Clean Room: Class 100,000
Large Transfer Room: Class 100,000
Small Clean Room: Class 100,000
Small Transfer Room: Class 100,000
Laboratory
Service Corridor – Fire Protected
Warehouse
Shipping Offices
Plant Room
Various Small Plant and Services Rooms
Shipping/Receiving Area
Boiler Room
Yard and Oil Storage Tank

1.	Roofs:

●
Main Roof & the Front-Offices Flat Roof The externalflat roofs and pitched sections of the northlights are finished in Trocal or a similar high-performance membrane and appear to have been Installed in accordance with the manufacturer's instructions. The Trocal is laid on an · isolating membrane on high density insulation on a profiled metal deck.Structurally, the roof is formed with steel lattice girders which crank up at 45° in the northlights and together with the flat sections provide a self-supporting clear span of22.45m (73'7"} at roughly 5.0m (16'5") above finished floor level. The lower level flat roof deck to the front of the building  is supported on steel joists spanning from the front band beam to the corridor wall.

●
Main Roof Northlights:The northlights  to the main roof are pitched at 45°. They are Georgian wire aluminium-framed single-glazed units 21.4m wide by 1.8m high. Upstands  and flashings appear to be in order and there's no apparent evidence  of water ingress.

●
Front Offices Flat Roof Rooflights:This external flat roof has a series of Georgian-wire aluminium-framed glazed rooflights  installed over the toilet block area.Upstands and flashings appear to be in order and there's no apparent evidence  of water ingress at present. However, the suspended ceiling tiles beneath do have signs of staining due to roof leaks in this area at some stage.

●
Pitched Roof to Shipping  Area:This roof is a single-skin profiled metaldeck with similar fascia and barge detailing. It sits on a steel mono-pitch frame with purlins and joists supports. There is a lining of thin reflective insulated  material fixed to the soffite over this area. Possibly to prevent condensation. This yard area is open to the elements at one side and there are swallows nesting in the roof space.

Access Building Design Ltd.	Registered in Ireland No. 301972	VAT No. E63219721	Directors: Kevin Hough	Dlp. Arch. Ech. Eleanor Hough MSc

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"Condition: The roofs in general have been well maintained and although there are many penetrations for services  there was no evidence of water ingress on the day of the survey. Galway has recently experienced a prolonged period of rainfall. There is some evidence of ponding on the flat roof sections but the ramwater outlets appear to be free from blockages and debris.The fall to the roof surfaces may not be adequate to disperse the water. There are patches of paint coming off the soffit (underside) for the metal decking.This roof construction would not meet with current Building Regulation standards. However, the air and atmosphere within the building was reasonably  pleasant and there was no sign of musty smells associated with damp conditions.

2.	Walls:

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External Walls:External masonry walls are finished in concrete brickwork.There is  a plastered 450 x 450 reinforced  concrete band beam above window level along the front elevation. This is capped with profiled steel flashing and laid over the roofing membrane. The band beam is supported by 230 x 230 reinforced concrete columns at 3.8m crs.

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Beneath the beam there are large sections of double-glazed aluminium framed windows which sit on the concrete floor slab. The lower sections of these windows are filled with lightweight Insulated panels which are painted. Other external walls to the rear and one side are either concrete brickwork or rendered concrete blockwork.The rear walls have been patched up in places where there were service ducts penetrating.

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Condition: This type of construction would no longer be acceptable  as it doesn't comply with the Building Regulations.Structurally however, there was no evidence of subsidence or cracking in any of these elements. I checked the reveals with a moisture meter and results were negative. There are no signs of tidemarks or rising damp in the structure.

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Internal Walls:The compartment walls separating this unit from the adjoining buildings are constructed of220mm fairfaced blockwork with 300 x 230 reinforced  concrete columns at 7.62m crs.These walls for the most part have been lined with modular steel panels similar  to those in the clean rooms.The dry-linings to the front office area, which has been kitted out as  a canteen are dry-lined with plasterboard and skimmed. There are still some fairfaced block surfaces evident throughout the building; at the entrance and on the corridor to the toilet facilities and in the receiving  area. Most of the other Internal walls to the structure I.e. clean rooms, ancillary areas and circulation  corridors are constructed with 1160mm wide modular, insulated demountable steel-panels. They are roughly 80mm thick, fire-rated, with their  own dedicated windows and doors.The panels are finished in polyester powder-coated galvanized steel plate coloured "Iceberg white• (near RAL 9010) and manufactured by "Dagard".

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Condition:The walls and ceilings to the clean rooms have been installed  to a high standard to meet with the necessary regulations for this purpose:Class 100,000.The fairfaced masonry  to the corridors and receiving area can be easily dry-lined if necessary. This would involve moving some of the electricaland mechanical boards. Structurally, there is   no evidence of subsidence or cracking in any of these elements and walls tested plumb with a spirit level throughout.

3.	Floors:

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The floor is constructed  in 300mm thick reinforced concrete. It is laid In bays with expansion joints between each bay.With the exception of the warehouse, the floors throughout are finished in Mipolam 500  Esprit 5001 "Ice Crystal" with matching  caved skirtings. The floor to the warehouse is painted  in an epoxy resin.

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Condition: The floors are generally in good condition. The resin coating In the warehouse Is showing signs of wear from heavy trafficking and cracking  along the expansion joints. Otherwise, there is no evidence of subsidence or structural cracking.

4.	Ceilings:

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The ceiling grid in the clean rooms and ancillary areas is 1200 x 600 with washable moisture proof tiles manufactured by Biogard. The tiles, light units, air-conditioning diffusers  and grid are all bonded together to form an impermeable surface.

●	The new ceiling grid in the canteen is 600 x 600 with standard acoustic tiles.

●	The old ceiling grid in the toilets and comms room is 600 x 600 with standard moisture resistant tiles.

Access Building Design Ltd.	Registered in Ireland No. 301972	VAT No. E63219721	Directors: Kevin Hough	Dlp. Arch. Ech. Eleanor Hough MSc

●	Condition:The ceilings throughout are in good condition except in the toilets, comms room and cleaner's store where they should be replaced with new.

5.	Skirtings:

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The old timber skirting boards, when tested With a moisture meter showed low levels of moisture throughout and are in good condition generally. All others are either coated metalor vinyl coved skirtings and are in good condition.

6.	Components:

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Windows and Doors to Front Elevation: These are constructed  in aluminium frame, double glazed with a void of less than 9mm. They are very poor quality and should be replaced with modern fenestration. This would address heat loss Issues, security problems and would also be more visually attractive

●	Emergency Exits: The timber emergency exit doors are in reasonable condition but could do with being sanded and repainted.

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Roller-Shutter Doors: The old externalroller-shutter door to the delivery bay was locked shut on the day of inspection so therefore I cannot comment on its operation except to say I was informed that It works properly. The sectional roller door to the warehouse is a recent installation and is working satisfactorily.

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Service Compartments: The timber doors to the service cornpartments are in reasonable condition.These are all painted blue with identifying signage to each one. Ironmongery is in satisfactory condition.

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Other Doors: The doors to the toilet facilities are timber semi-solid core doors. They are of poorquality. Note: The door to the disabled WC and lobby does not meet the current Building Regulation standard width necessary for wheelchair access. Ideally this door should be directly on to a corridor and not through a lobby.

7.	Plumbing:

●	Plumbing in general:Plumbing looks to have been recently overhauled and in general appears satisfactory. This should however be thoroughly checked by a qualified certified plumber.

8.	Saninitary Ware:

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Toilet Facilities:There are four cubicles and four wash hand basins in the female wc's. There are three urinals, two cubicles and three wash hand basins In the male wc's. There is one disabled access we.There is a slop sink in the cleaner's store.

●	These facilities are dated and in need of complete overhaul.

9.	Electrical& Mechanical:

●	Both of these installations have recently been reinstated to a high standard. Some of the old boards are still insitu however and should be removed to avoid any confusion.

10.	Sprinkler:

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There is a sprinkler system in this building.It is no longer in use and has been disconnected from the water supply. There are fire hydrants to the front and rear of the building in the event of an emergency.

11.	Drainage:

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Surface Water: The rainwater outlets to all the roof areas are in satisfactory condition.There is a surface water drain running from the warehouse to the front of the building.  It is accessible via sealed manholes in the concrete floor. Some of these are covered over in the clean rooms etc.The road gulley along the width of the property at the rear is completely blocked but there Is no sign of ponding.

●	Foul Sewer: There are three internal sealed manholes in the main corridor just outside the toilet facilities. There was no evidence of foul smells and the soil vent pipes are satisfactory.

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I did not attempt to lift any of the manholes as this would involve breaking the seals. As there was no evidence of foul smells in the vicinity I would be confident that this aspect of the building is currently in satisfactory condition. Discharge  from the new sanitary appliances in the gowning rooms is pumped from sumps via an overhead route to the external drainage.

Access Building Design Ltd.	Registered in Ireland No. 301972	VAT No. E63219721	Directors: Kevin Hough	Dlp. Arch. Ech. Eleanor Hough MSc

12.	Boiler:

●	It appears to be a reasonably new model and in working order.

13.	Landscaping:

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The landscaped bed to the front of the building is in poor condition and in need of serious maintenance. I would advise that this feature be removed completely and replaced with something new and fresh to enhance the building's appearance.

Conclusions: Even though this building is roughly 40 years old it has been reasonably well maintained. It currently has a Building Energy Rating (BER) of D1 which is remarkable for its age and type of construction. The recent upgrades to the property are of a high standard and the roof finishes are far superior to those of the adjoining units.

Signed:	/s/ Kevin Hough	Date: 30/06/2011
Kevin Hough
For and on behalf of
Access Building Design

Access Building Design Ltd.	Registered in Ireland No. 301972	VAT No. E63219721	Directors: Kevin Hough	Dlp. Arch. Ech. Eleanor Hough MSc

Dated              2nd August            2011

SEAN KEENAN, EAMON REAY, TOM HOGAN AND EUGENE DEVANEY

Lessor

DELCATH SYSTEMS LIMITED

Lessee

LEASE

19 Mervue Industrial Estate
Mervue
Galway

LEWIS C. DOYLE  & CO.
Solicitors
  Augustine Court
St. Augustine Street
GALWAY.

REF:           NF. 59954(M268.2)

(AC#4196077_8.DOC)